Exhibit 3.4

BYLAWS OF

FIRST SOURCENERGY WYOMING, INC.

Incorporated under the Laws of the State of Michigan

ARTICLE I

Meetings and Shareholders

Section 1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the second Thursday in December of each year commencing in 2000, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 a.m. local time, at the principal executive offices of the Corporation, or at such other date, place and/or time as may be fixed from time to time by resolution of the Board of Directors.

Section 1.2 Special Meeting. Subject to the rights of the holders of any series of preferred stock of the corporation (the “Preferred Stock”) to elect additional directors under specified circumstances, if any, special meetings of the stockholders may be called by the Chairman of the Board, by the President or by the Board of Directors pursuant to as resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”) and shall be called by the Chairman of the Board or the President at the request of the holders of a majority of the outstanding shares of the Corporation entitled to vote (the “Voting Stock”).

Section 1.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the corporation.

Section 1.4 Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 1.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as amended and/or restated from time to time (the “Certificate of Incorporation”.) the holders of a majority of the shares of

Voting Stock, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholder, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 1.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stakeholder, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

Section 1.7 Notice of Stockholder Business and Nominations.

(A) Annual Meeting of Stockholders

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.4 of these Bylaws, (b) by or at the direction of the Chairman of the Board of Directors or the President, or (c) by any stakeholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(a) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the ten day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, both (I) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner,

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected tot he Board of Directors of the corporations is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting or at the direction of the Board of Directors or by any stockholder of the Corporation who is entitled to vote at the meeting who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholder of person for election to the Board of

Directors may be made at such a special meeting of stockholder if the stockholders notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting and the tenth day following the day on which public announcement is first made of the date of the special meeting and of such nominees proposed by the Board of Directors to be elected at such meeting.

(C) General

(1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation of these Bylaws, the chairman of the meeting shall have the power an duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw, and, if any proposed nomination or business is not in compliance with this Bylaw, to declare such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, and 15 (d) of the Securities Exchange Act.

(3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities exchange Act and the rules and regulations there under with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

Section 1.8 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and except as otherwise set forth in any Preferred Stock Designation (as defined in Article IV of the Certificate of Incorporation, a “Preferred Stock Designation”) with respect to the right, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 1.9 Inspectors of Elections: Opening and Closing the Polls.

(A) The Board of Directors by resolution may appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed act, or if all inspectors or alternates who have been appointed are unable to act, the chairman of the meeting shall, at a meeting of stockholders, appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the “GCL”).

(B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each mater upon which the stockholders will vote at the meeting.

Section 1.10 Consent in Lieu of Meetings. Any action required to be taken at any annual or special meeting of stockholders or a corporation, or any such action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.11 Voting List. The Secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 1.12 Vote of Stockholders. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances set forth in any Preferred Stock Designation, each stockholder having the right to vote shall be entitled at every meeting of stockholders to one vote for every share standing in his name on the record date fixed by the Board of Directors pursuant to Section 6.8 of these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation, these Bylaws or any resolution adopted by a majority of the Whole Board, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

ARTICLE II

Board of Directors

Section 2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the power and authorities by these Bylaws expressly conferred upon them, the board of Directors may exercise all such powers of the Corporation and to all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 2.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances set forth in any Preferred Stock Designations, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not less than one nor less than five directors. The first board of directors shall consist of three (3) directors. Each director shall hold office until his or her successor shall have been duly elected and qualified or until his earlier resignation or removal.

Section 2.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 2.4 Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.5 Notice. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram or by telephone communication or by facsimile transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be give at least twenty-four hours prior to the time set for the meeting. If by facsimile transmission, the notice shall be deemed adequately delivered if transmitted at least twenty-four hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 6.1 hereof. A meeting may be held at any time without notice if all the directors are present of if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 2.6 Quorum and Voting. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation, the Bylaws or the GCL shall require a vote of a greater number. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 2.7 Vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 2.8 Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors wider specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least seventy-five (75%) percent of the then outstanding Voting Stock, voting together as a single class.

Section 2.9 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, including, without limitation, the following committees;

(A) An Executive Committee, which shall have such authority as shall be delegated by the Board of Directors and shall advise the Board of directors from time to time with respect to such matters as the Board shall direct.

(B) An Audit Committee, at least a majority of the members of which shall be Independent Directors (as defined below), The Audit Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, review the adequacy of the corporation’s internal accounting controls and other matters related to the foregoing. For purposes of these Bylaws, an “Independent Director” shall mean a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

(C) A Compensation Committee, which shall determine compensation for the Corporation’s executive officers and shall administer any stock incentive plan adopted by the Corporation and such other employee benefit plans as may be delegated for administration by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution establishing such committee and not inconsistent with the GCL, the Certificate of Incorporation or the Bylaws, shall have an may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Unless the Board of Directors shall provide otherwise, the presence of one-half of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

ARTICLE III

Officers

Section 3.1 Elected Officers. The elected officers of the Corporation shall be a President, or more Vice Presidents, a Secretary, a Treasurer or more Assistant Secretaries and Assistant Treasurers, as the Board of Directors from time to time may deem proper. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

Section 3.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the board of

Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 3.10 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier resignation or removal.

Section 3.3 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholder sand of the Board of Directors. The Chairman of the Board shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the President or the Chief Executive officer is required, the Chairman of the Board shall possess the power to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors,

Section 3.4 President. The President shall act in a general executive capacity and shall be responsible for the general management of the affairs of the Corporation. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

Section 3.5 Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer from among the elected officers. In the absence of such designation, the President shall be the Chief Executive Officer of the Corporation. The chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors The Chief Executive Office may sign, alone or with the Secretary, or as Assistant Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

Section 3.6 Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer from among the elected officers. The Chief Financial Officer shall have general responsibility for the financial policies and matters of the Corporation, as determined by the Board of Directors. The Chief Financial officer may sign, alone or with the Treasurer, or an Assistant Treasurer or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

Section 3.7 Vice Presidents. The Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors or upon the designation of the Board of Directors,

at the request of the President or in designation of the Board of Directors, at the request of the President or in his absence or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting shall have all the powers of, and be subject to all restrictions upon, the President, provided that if there is no direction or designation of the Board of if there is no request of the President, the most senior Vice President (in terms of tenure with the Corporation) who is present and able to serve shall so perform the duties of the President. The Vice Presidents shall also so perform the duties of the President, The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 3.8 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President or the Chief Executive officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committee thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors the Chairman of the Board, the President or the Chief Executive officer. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer, and attest to the same.

Section 3.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of directors, the Chairman of the Board, the President, the chief executive Officer, or the Chief Financial Officer, the Chief Financial Officer and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 3.10 Removal Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation or compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 3.11 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the expired portion of the term at any meeting of the Board of Directors.

ARTICLE IV

Stock Certificates and Transfers

Section 4.1 Stock Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation of its agents may reasonably require.

Section 4.2 Transfers. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile, in case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

ARTICLE V

Miscellaneous Provisions

Section 5.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31, or on such other date as shall be fixed by resolution of the Board of Directors.

Section 5.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate for Incorporation.

Section 5.3 Seal. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the GCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholder or of any meeting or of the Board of Directors need be specified in any waiver of notice of such meeting.

Section 5.5 Audits. The accounts, books and records of the corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

Section 5.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President or the Secretary, (unless otherwise specified therein or by action of the Board). No action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 5.7 Indemnification and Insurance.

(A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification shall continue as to person his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (B) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(B) If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the

Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (Other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been entered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

(C) Following any “change in control” of the Corporation of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Board of Directors on behalf of the Corporation.

(D) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise,

(E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

(F) The Corporation may, to the extent authorized form time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any preceding in advance of its final disposition, to any agent or employee of the corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(G) The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL required, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) or in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director that such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitle to be indemnified under this Bylaw or otherwise.

Section 5.8 Record Dates.

(A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of record entitled to notice of or to vote at a meeting of stockholders of record entitled to notice of or to vote a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(B) In order that the Corporation may determine the stockholder entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversation or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days nor less than ten day prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Amendments

These Bylaws may be amended, added to, rescinded, or repealed at any meeting of the Board of Directors or of the stockholders; provided that the notice of the proposed change was given (A) in the case of a meeting of the stockholder, in the notice of the meeting delivered pursuant to Section 1.4 of these Bylaws, and (B) in the case of a meeting of the Board of Directors, in the notice given no less than two days prior to the meeting; provided further that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative vote of the holders of at least 66  2/3 percent of the then outstanding Voting Stock, voting together as a single class, shall be require to alter, amend or repeal any provision of these Bylaws.

ARTICLE VII

Certain Transactions Between the Corporation and its Directors or Officers

The Corporation may not enter into any contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, unless: (A) the material facts as disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the Independent Directors, even though the Independent Directors be less than a quorum; or (B) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders.

ARTICLE VIII

Offices and Records

Section 8.1 Michigan Office. The principal office of the Corporation in the State of Michigan shall be located in the City of Mt. Pleasant, County of Isabella, and the name and address of its registered agent is the Geostar Corporation, 2274 Enterprise Drive, Suite 101, Mt. Pleasant, Michigan, 48804-0381.

Section 8.2 Other Offices. The Corporation may have such other offices, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 8.3 Books and Records. The books and records of the corporation may be kept outside the State of Michigan at such place or places as may from time to time be designated by the Board of Directors or as the business of the corporation may from time to time requires.

ARTICLE IX

Control over Bylaws

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of First Sourcenergy Wyoming, Inc., a Michigan corporation, as in effect on the date hereof.

Dated:
John Parrott, Sec./Gen. Counsel
First Sourcenergy Wyoming, Inc.